CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement on Form N1-A of Old Mutual Heitman Global Real Estate Securities Fund (1 of the 13 funds constituting Old Mutual Funds III) to us under the heading "Independent Registered Public Accounting Firm".

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

August 22, 2008